Our ref	SHF/660391-000001/8060782v3	Exhibit 5.1

JinkoSolar Holding Co., Ltd.

1 Jingke Road

Shangrao Economic Development Zone

Jiangxi Province, 334100

People's Republic of China

12 May 2015

Dear Sirs

JinkoSolar Holding Co., Ltd.

We have examined the Registration Statement on Form S-8 to be filed by JinkoSolar Holding Co., Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an amount of 12,796,745 ordinary shares of par value US$0.00002 each in the authorised share capital of the Company (the “Shares”) for issuance pursuant to the following Plan (the “Plan”):

- JinkoSolar Holding Co., Ltd. – 2014 Equity Incentive Plan

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

In this opinion, the phrase "non-assessable" means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder

Maples and Calder